UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2008

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors

On December 15, 2008, director Mark I. Solomon sent a letter to Dr. Felix Zandman, Executive Chairman of the Board of Directors of Vishay Intertechnology, Inc., advising of his intention to resign from the Board of Directors effective January 1, 2009. Mr. Solomon indicated his plans to resign from all corporate and philanthropic boards on which he is currently serving.

Mr. Solomon is a Class II director whose term was to expire at the 2011 annual meeting of stockholders. Mr. Solomon has been a director of Vishay since 1993 and serves on the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee of the Board of Directors is working expeditiously to enable the Board to fill this vacancy created by Mr. Solomon’s resignation with a qualified independent director.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2008

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi
Name:	Dr. Lior E. Yahalomi
Title:	Executive Vice President and
Chief Financial Officer